Exhibit 10.8

SSAR Award

DATE:      «Date»
TO:           «First_Name» «Last_Name»
  «Company_Name»

Here are the details for your SSAR grant:

Number of shares of Dover Common Stock -	«N__of_shares_DCS»
SSAR Base Price Per Share -	$«Price_per_share»
Date of Grant -	«Date_of_Grant»
Expiration Date -	«Exp_Date»

Your Stock Settled Appreciation Right (SSAR) award is subject to all the terms and provisions of the Plan, which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein.  A copy of the Plan can be found on www.dovercorporation.com/investorinformation.asp in the SEC Filings, Proxy Filing on 3/24/2009 Appendix A.

In addition, your SSAR is subject to the following:

1.	Your SSAR is subject to earlier termination as provided in the Plan, for example, upon termination of employment prior to the expiration date.

2.
It is your responsibility to keep track of your SSAR grants and to ensure that you exercise your SSARs before they expire.  Dover will not remind or notify you that your SSAR is nearing its expiration date.

3.
The earliest date on which the SSAR may be exercised is the third anniversary of the Grant Date.  Earlier exercise may be permitted in the event of a Change in Control or death or disability as provided in the Plan.  No payment is required to exercise a SSAR.

4.
Upon exercise of your SSARs, you will be entitled to receive from Dover that number of whole shares of Dover Common Stock equal in value, on the date of exercise of the SSARs, to the excess of (A) the value of a share of Dover Common Stock on the date of exercise of the SSARs multiplied by the number of SSARs being exercised over (B) the sum of (i) the per share base price of the SSARs being exercised multiplied by the number of SSARs being exercised, plus (ii) unless you elect to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise.  Fractional shares shall be disregarded.

5.
By accepting this award, you hereby consent to the collection, use and transfer of any personally identifiable information about you relating to your participation in the Plan to Dover and its affiliates for the purpose of administering this SSAR award.  Your personal information may be transferred to the United States, a jurisdiction that may not have an equivalent level of data protection as the laws in your home country.  Dover and its affiliates will take reasonable steps to ensure the security of your personal information and to avoid unauthorized or accidental access, erasure or other use.  Your personal information will only be held as long as necessary to administer the Plan or this award.  You may, at any time, request access to your personal information held about you in connection with this award and make any necessary amendments to your personal information or withdraw your consent.  Withdrawing your consent may affect Dover and its affiliates’ ability to administer the SSAR award.

6.	Your SSAR is not transferrable by you other than by will or the laws of descent and distribution.

7.	Dover and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion without notice.

SSAR Award

DATE:      «Date»
TO:           «First_Name» «Last_Name»
 «Company_Name»

I hereby acknowledge and agree that I have reviewed the Plan and this agreement and agree to the terms and conditions set forth herein and therein. By signing and returning one copy of this award agreement, I hereby consent to the collection, use and transfer of my personally identifiable information to Dover and its affiliates for the purpose of administering the SSAR award. I further consent to the transfer of my personal information to the United States, a jurisdiction that may not have an equivalent level of data protection as the laws in my home country.

This award agreement shall only become effective upon receipt by Dover of your signed copy of this agreement

__________________________________	___________________________________
Employee	President

__________________________________
Date
Revised February, 2012